UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

IROBOT CORPORATION
(Name of Registrant as Specified in Its Charter)

RED MOUNTAIN PARTNERS, L.P. RMCP GP LLC RED MOUNTAIN CAPITAL PARTNERS LLC RED MOUNTAIN CAPITAL MANAGEMENT, INC. WILLEM MESDAG LAWRENCE S. PEIROS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Red Mountain Partners, L.P., together with the other participants named herein (collectively, “Red Mountain”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of two highly-qualified director nominees at the 2016 annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”).

On February 18, 2016, Red Mountain launched a website to communicate with the Company’s stockholders. The website address is www.iRobotproxycontest.com. The following materials were posted by Red Mountain to www.iRobotproxycontest.com.

ABOUT US OUR NOMINEES SHAREHOLDER INFORMATION CONTACT **HOME**

iRobot's share price has **underperformed** the NASDAQ index by over 65% over the past five years and over 100% over the past ten years[1]. The Company's challenges are best addressed with new board members who will represent shareholders' interests.

LEARN MORE

SHAREHOLDER INFORMATION

OUR NOMINEES

PRESS RELEASES

HOW TO VOTE

[1]Data from Bloomberg as of February 17, 2016 and assumes reinvestment of all dividends.

Copyright 2016 Red Mountain Capital Partners LLC. Important Information

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WILLEM MESDAG

Willem Mesdag (Age 62) has served as the Managing Partner of Red Mountain Capital Partners LLC, an investment management firm, since he founded the firm in 2005. Prior to this, Mr. Mesdag was a Partner and Managing Director of Goldman Sachs & Co., which he joined in 1981. At Goldman Sachs, he provided the firm's clients with capital markets, corporate finance and M&A advice over the course of 21 years.

Prior to Goldman Sachs, he was a securities lawyer at Ballard, Spahr, Andrews & Ingersoll, which he joined in 1978. He has served as a director of Heidrick & Struggles International, Inc., a publicly held provider of executive search, leadership consulting and culture shaping services, since February 5, 2016. He has served as a director of Encore Capital Group, Inc., a publicly held specialty finance company, since May 2007. He has served as a director of Destination XL Group, Inc., a publicly held specialty retailer, since January 2014. He served as a director of Cost Plus, Inc., a publicly held specialty retailer, from November 2008 to June 2011. He served as a director of Nature's Sunshine Products, Inc., a publicly held manufacturer and direct seller of nutritional products, from June 2009 to December 2015. He served as a director of 3i Group plc, a London Stock Exchange-listed financial services company, from 2007 to 2013. He served as a director of Skandia Group AB, a Stockholm and London Stock Exchange – listed insurance company, from 2000 to 2003.

Mr. Mesdag received his J.D. from Cornell Law School in 1978 and his B.A. from Northwestern University in 1974. Mr. Mesdag's extensive advisory and public company board experience, coupled with the shareholder perspective he would bring to the Board as the Managing Partner of Red Mountain, qualifies him to work constructively with the other members of the Board to increase shareholder value.

Copyright 2016 Red Mountain Capital Partners LLC. Important Information

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LAWRENCE S. PEIROS

Lawrence S. Peiros (Age 60) is a seasoned business leader with over 30 years of experience in the consumer packaged goods industry. From 1981 to March 2013, Mr. Peiros was with The Clorox Company, a household consumer products company with a broad portfolio of well known consumer brands. He most recently served as the Executive Vice President and Chief Operating Officer of Clorox, positions to which he was appointed in March 2011.

He was a member of Clorox's Executive Committee and, as its Chief Operating Officer, oversaw Clorox's global business and led the company's marketing, sales, product supply and research and development functions, as well as its environmental efforts. From January 2007 to February 2011, he served as Clorox's Executive Vice President and Chief Operating Officer – North America, responsible for the U.S. and Canadian businesses. From January 1999 to January 2007, he served as Clorox's Group Vice President – Household, responsible for the Laundry and Home Care Products, Glad Bags and Wraps, Brita Water Filtration and Clorox Canada businesses. Prior to that time, he held various management roles at Clorox.

Mr. Peiros has served as a director of Potlatch Corporation, a publicly held real estate investment trust, since February 2003. He has served as a director of Ross Stores, Inc., a publicly held specialty retailer, since January 2013. He served as a director of Annie's, Inc., a natural food company, from February 2013 until it was acquired by General Mills in October 2014. He also served on the board of directors of the American Cleaning Institute for 15 years and received its Distinguished Service Award in 2013. Mr. Peiros received his B.A. from Dartmouth College in 1977 and his M.B.A. from Stanford University in 1981. Mr. Peiros' highly relevant operational experience in building consumer brands, managing multi-national businesses and allocating capital, together with his service as an independent director of numerous public companies, would significantly broaden the relevant experience base of the Board.

Copyright 2016 Red Mountain Capital Partners LLC. Important Information

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SHAREHOLDER INFORMATION

February 18, 2016

Red Mountain sends letter to the Board of iRobot

READ THE LETTER

January 25, 2016

Red Mountain sends letter to the Board of iRobot

READ THE LETTER

December 1, 2015

Red Mountain sends letter to the Board of iRobot

READ THE LETTER

Copyright 2016 Red Mountain Capital Partners LLC. Important Information

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CONTACT US

INVESTORS

D.F. KING

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Call Toll Free: 866.796.1271
Banks and Brokers: 212.269.5550
Email: irbt@dfking.com

MEDIA

Bayfield STRATEGY

Bayfield Strategy, Inc.
Riyaz Lalani
416-907-9365
rlalani@bayfieldstrategy.com

Copyright 2016 Red Mountain Capital Partners LLC. Important Information

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RED MOUNTAIN
CAPITAL PARTNERS LLC

ABOUT US

Red Mountain Capital Partners LLC was established in January 2005 by Willem Mesdag, a former partner at Goldman, Sachs & Co., to invest primarily in undervalued small cap companies and to enhance and realize shareholder value through active ownership. Red Mountain's approach to such investments is to actively engage with management teams and boards of directors in a constructive manner to unlock value for the benefit of all shareholders.

Red Mountain partners have extensive experience and a successful track record of enhancing value at portfolio companies through a combination of refocusing strategy, improving operational execution, more efficiently allocating capital and upgrading corporate governance, and currently serve on the boards of five public companies in which Red Mountain's managed funds have substantial ownership stakes.

Copyright 2016 Red Mountain Capital Partners LLC. Important Information

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Red Mountain Partners, L.P., together with the other participants named herein (collectively, “Red Mountain”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of two highly-qualified director nominees at the 2016 annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”).

RED MOUNTAIN STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., AT ITS TOLL-FREE NUMBER (866) 796-1271.

The participants in the proxy solicitation are Red Mountain Partners, L.P. (“RMP”), RMCP GP LLC (“RMCP GP”), Red Mountain Capital Partners LLC (“RMCP LLC”), Red Mountain Capital Management, Inc. (“RMCM”), Willem Mesdag and Lawrence S. Peiros.

As of the date hereof, RMP directly owns 1,782,500 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). RMCP GP, as the general partner of RMP, may be deemed to beneficially own the 1,782,500 shares of Common Stock directly owned by RMP. RMCP LLC, as the managing member of RMCP GP, may be deemed to beneficially own the 1,782,500 shares of Common Stock directly owned by RMP. RMCM, as the managing member of RMCP LLC, may be deemed to beneficially own the 1,782,500 shares of Common Stock directly owned by RMP. Mr. Mesdag, as an executive officer and Managing Partner of RMCP LLC and the president, sole executive officer, sole director and sole shareholder of RMCM, may be deemed to beneficially own the 1,782,500 shares of Common Stock directly owned by RMP. As of the date hereof, Mr. Peiros directly owns 1,000 shares of Common Stock.